UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Olive Garden

ITALIAN KITCHEN

LONGHORN

STEAKHOUSE

Bahama Breeze

ISLAND GRILLE

Seasons

FRESH GRILL 52

THE CAPITAL GRILLE

Eddies V’s

PRIME SEAFOOD

GREAT FOOD CLASSIC ROCK

Yard House

WORLD’S LARGEST SELECTION OF DRAFT BEER

DARDEN®

POSITIVE CHANGE AND IMPROVEMENT ARE UNDERWAY AT DARDEN

Support the Right Leadership, Plan, and Priorities

VOTE BLUE TODAY!

An Important Message for All Darden Shareholders

MAKE YOUR VOTE COUNT at the October 10, 2014, Annual Meeting of Darden Shareholders

Vote by telephone, online or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

Do not return or otherwise vote any white proxy card sent to you by Starboard.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements in this communication regarding our ability to improve performance across our brands and enhance shareholder value and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

VOTE FOR

continued progress on the Olive Garden® brand renaissance turnaround

VOTE FOR

an operating plan that we believe is delivering results and expect to deliver exceptional shareholder returns and industry leading growth

VOTE FOR

enabling Darden’s $2.20 per share annual dividend

VOTE FOR

experience and fresh perspectives from eight highly qualified director nominees

VOTE FOR

a board and leadership team that understand our customers and what makes Olive Garden unique – including Italian generosity and brand icons such as our soup, salad and breadsticks

VOTE FOR

a leadership team that has a record of superior long-term performance and value creation

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

Your Board and Management Team Have Built Darden into the Premier Full-Service Restaurant Company in the Industry

Your company has a solid foundation in place – a portfolio of unique and differentiated brands, a cost-effective operating support platform, a strong management team and more than 150,000 committed employees who are working together to continue Darden’s legacy of innovation and success.

Darden’s strengths reflect the actions we have taken to transform the Company and best position it for long-term value creation. We have a strong record in this regard:

With consolidated annual sales from continuing and discontinued operations of $8.76 billion in fiscal 2014, the Company achieved a compounded annual growth rate of 6% over the past ten years.

Cumulative same-restaurant sales for our continuing brands over this same period were approximately 29.2 percentage points higher than our industry’s benchmark.

Darden’s average unit volumes, margins and restaurant-level returns are among the best in the industry.1

For four consecutive years, Darden has been named one of Fortune 100’s Best Companies to Work For, reflecting the passion, commitment, support and confidence that Darden’s employees have in the Company.

This superior performance has supported significant value creation. Darden has delivered a total shareholder return of approximately 210% over the past decade, outperforming the S&P 500 and the Company’s peer group by 133 and 149 percentage points, respectively.2

Indexed Total Return

250% 200% 150% 100% 50% 0% (50)% (100)%

210.4%

77.1% 61.8%

Sep04 May06 Jan08 Sep09 May11 Jan13 Sep14

Daily from 15-Sep-2004 to 15-Sep-2014

Darden Restaurant

S&P 500

Darden Peers

1 Source: Most recent 10K filings. Peers throughout include Bloomin’ Brands, Inc., Brinker International, Inc., The Cheesecake Factory Incorporated and Ruby Tuesday, Inc. Reflects latest reported fiscal year, Darden Restaurant Level Margins shown on a continuing basis. Restaurant Level Margins = (Company owned restaurant sales – food & beverage expenses – restaurant labor – restaurant expenses (excluding rent and marketing) - pre-opening expenses) / Company owned restaurant sales.

2 Source: Bloomberg as of 15-Sep-2014. Bloomin’ data since initial public offering on 07-Aug-2012. Total shareholder return calculated as share price appreciation plus reinvested dividends.

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

VOTE FOR Enabling Darden's $2.20 Per Share Annual Dividend

Darden has **returned nearly $4 billion to shareholders** over the past decade and has continued to invest in key growth initiatives, such as growing LongHorn Steakhouse® and the Specialty Restaurant brands, which include The Capital Grille®, Bahama Breeze®, Seasons 52®, Eddie V's® and Yard House®.

Our strategy has been, and will continue to be, focused on driving the highest and most sustainable returns for all shareholders – including strategies that support Darden's current $2.20 per share annual dividend.

APPROXIMATELY $4 BILLION OF CAPITAL RETURNED TO OUR SHAREHOLDERS OVER THE PAST DECADE



~$975
$700
~$275
$325
$312
$13
$493
$434
$59
$437
$371
$66
$260
$159
$101
$255
$145
$110
$225
$85
$140
$560
$385
$175
$599
$375
$224
$311
$52
$259
$288
$288
Dividend Per Share
FY05 $0.08
FY06 $0.40
FY07 $0.46
FY08 $0.72
FY09 $0.80
FY10 $1.00
FY11 $1.28
FY12 $1.72
FY13 $2.00
FY14 $2.20
FY15E $2.20
Share Repurchase
Dividends

Note: $ in millions, except for per share data or usless otherwise noted.

3

VOTE FOR Experience and Fresh Perspectives

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

VOTE FOR Experience and Fresh Perspectives from Darden’s Eight Highly-Qualified Director Nominees

We believe Darden’s director slate provides the optimal balance of fresh perspectives and continuity of experience and insight, together with four seats to be filled by Starboard.

Shareholders have the opportunity to elect a majority of new nominees to the Board without giving total control of the Company to Starboard, a minority shareholder, and its handpicked nominees.

DARDEN’S PROPOSAL FOR A FRESH, INDEPENDENT BOARD

Darden’s Board would include four new independent nominees, four continuing independent nominees and four Starboard nominees

CONTINUING INDEPENDENT NOMINEES

Michael W. Barnes

Director since 2012

CEO of Signet Jewelers, previously executive with Fossil, completed the $1.4 billion acquisition of Zale Corporation

Christopher J. Fraleigh

Director since 2008

CEO and Chairman of Shearer’s Foods, previously CEO of Sara Lee North America

Michael D. Rose

Director since 1995

Chairman of the Board of Midaro Investments, Independent Lead Director at General Mills, Gaming Hall of Fame and Lodging Hospitality Hall of Fame member

Maria A. Sastre

Director since 1998

President and COO of Signature Flight Support, former executive in both hotel operations for Royal Caribbean Cruises and in operations for United Airlines

The Board structure proposed by Darden would result in a fully-independent Board; 8 of 12 directors would be new to the Board this year.

NEW NOMINEES STARBOARD NOMINEES

Gregory L. Burns Starboard Nominee

Previously Chairman and CEO of O’Charley’s (approximately

16 years) and former Founder,

President and CEO of

NeighborMD Management

Jeffrey H. Fox Starboard Nominee

Chairman of Convergys

Corporation, was previously

President and CEO; led three major divestitures at Convergys

Steve Odland Starboard Nominee

Director at General Mills, was previously Chairman and CEO of Office Depot and Chairman,

President and CEO of AutoZone

Enrique Silva Starboard Nominee

President, CEO and member of the Board of Checkers Drive-In

Restaurants; previously held various positions with Burger King

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VOTE FOR

An Operating Plan That Is Already Driving Value

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

VOTE FOR an Operating Plan That We Beleive Is Delivering Results and Expect to Deliver Exceptional Shareholder Returns and Industry–Leading Growth

Successfully Executing the Olive Garden Brand Renaissance

Menu changes reinforce value and relevance, improve quality and simplify processes.

Improving guest experience and satisfaction scores.

Strengthening the take-out business, leading to higher to-go sales.

Increased use of tablet technology in restaurants.

Successful reimaging program — increasing traffic and alcohol and beverage sales.

Broader media reach with a variety of messages and mediums.

Enhancing LongHorn Steakhouse’s Development and Growth

Same-restaurant sales exceeded the industry by 3.8 percentage points in fiscal 2014, and guest counts exceeded the industry for the 19th consecutive quarter in the first quarter of fiscal 2015.

Our efforts to develop LongHorn Steakhouse into America’s favorite steakhouse are on track.

Building on the Strength of Specialty Restaurants

Strong unit growth and competitively superior same-restaurant sales growth.

We expect to reach $1 billion in incremental sales over the next five years.

Optimizing Our Cost Structure

Achieving meaningful, sustainable savings that contribute to bottom line growth, while also preserving the superior quality and service for which Darden’s brands are known.

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

VOTE FOR Continued Progress on the Olive Garden Brand Renaissance Turnaround

In our view, Starboard’s plan ignores the risks associated with a Board that has no direct knowledge of Darden’s current operations and the substantial actions underway to improve performance.

WE BELIEVE THE CHOICE IS CLEAR. VOTE FOR DARDEN’S CONTINUED SUCCESS. VOTE THE BLUE PROXY CARD TODAY.

DARDEN’S BALANCED APPROACH – OUR VIEW

Balanced Board with new perspectives, business continuity and shareholder representation

Comprehensive plan to drive profitable growth and optimize operating costs

Industry-leading management team focused on Olive Garden Brand Renaissance and Company-wide operational improvement

Disciplined approach to investment and return of capital to shareholders

A plan expected to enable maintenance of the $2.20 per share annual dividend

Effective CEO search process that will objectively identify and attract the best leader for Darden

Rigorous and disciplined process to continually review strategic alternatives

Continued engagement with investors and response to feedback

TOTAL CONTROL TO STARBOARD – OUR VIEW

CONTROL to rapidly implement an externally developed strategy that was prepared without any foundation in the specifics of our current business

CONTROL to drive near-term execution of financial engineering transactions based on external analysis without an assessment of the long-term implications

CONTROL to dictate employment of handpicked senior management and brand leaders and risk loss of key operating leaders

Difficulty in attracting and recruiting an exceptionally qualified CEO in the face of Starboard having predetermined the new CEO’s agenda, operating plan and business strategy

Potential to jeopardize our progress on the Olive Garden Brand Renaissance, investment grade credit profile, and $2.20 per share annual dividend

Advisory team with track record of mixed results and Board slate with significant gaps in experience

VOTE FOR

Continued

Progress

VOTE FOR

Darden’s

Experienced

Board and

Leadership

Team

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED BLUE PROXY CARD TODAY

VOTE FOR a Board and Leadership Team that Understand Our Customers and What Makes Olive Garden Unique – Italian Generosity and Brand Equity Icons Such as Our Soup, Salad and Breadsticks

We have a history of taking decisive action to transform Darden to drive growth and value creation. These changes have included, for example:

Changes in Darden’s strategic direction to address changing industry dynamics and leverage the benefits of the Company’s industry leadership position.

Changes and enhancements to performance-based compensation programs for senior management.

New priorities for growth and value creation, including the Olive Garden Brand Renaissance, driving profitable growth at LongHorn Steakhouse and the Specialty Restaurant brands, further optimizing our cost structure and maintaining Darden’s industry leading dividend.

Working to identify the best leader to help build on the progress we are making.

We remain open to all ideas that support long-term value creation and improve guest experience. However, we do not support changes that may boost margins in the short-term, but sacrifice brand reputation over the long-term.

Olive Garden ITALIAN KITCHEN

LONGHORN STEAKHOUSE

Bahama Breeze ISLAND GRILLE

Seasons FRESH GRILL

THE CAPITAL GRILLE

Eddie V’s PRIME SEAFOOD

Yard House

VOTE FOR THE RIGHT LEADERSHIP, PLAN, AND PRIORITIES TO SUBSTANTIALLY GROW SHAREHOLDER VALUE

We have taken important steps towards a new, improved Darden.

We do not believe that that the immediate, wholesale change that Starboard is seeking is in the best interest of Darden shareholders, particularly given the positive momentum we are achieving.

We are concerned that Starboard’s plan to take total control would dis-incentivize constructive, creative leadership and create a climate intolerant of independent ideas that could be significantly destabilizing to the Company.

We believe Starboard’s advisory team has a track record of mixed results and its slate of directors has significant experience gaps and many ties to Starboard and to each other, which raise concerns about giving Starboard control.

We believe that decisions critical to your Company’s success should be made by a truly independent, well-rounded Board that represents the interests of all Darden shareholders.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 825-8631

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Any vote on the white card is a vote for Starboard’s control slate as it could revoke any previous proxy submitted using the BLUE proxy card. Only the latest-dated proxy counts. Darden urges shareholders – DO NOT SIGN OR RETURN ANY WHITE CARD. SIMPLY DISCARD IT.